Exhibit 10.24
SEPARATION AGREEMENT
AND RELEASE OF CLAIMS

Date: December 14, 2022

    This Separation Agreement and Release of Claims (“Agreement”) is made by and between Eric Armstrong, individually and on behalf of his marital community, if any, (“Executive”) and Edgio, Inc. (“Edgio” or the “Company”) effective on the date set forth in Section 6 below (“Effective Date”) relating to Executive’s employment and termination of employment with the Company. When used herein, the term “Company” includes each and every officer, director, employee, agent, parent corporation(s), subsidiary corporation(s), wholly owned companies, affiliate(s) and division(s), their successors, assigns, beneficiaries, servants, legal representatives, insurers and heirs of Edgio.

RECITAL

A.The Company and Executive entered into that certain Employment Agreement dated as of July 2, 2021 (the “Employment Agreement”). Executive and the Company also entered into an At-will Employment, Confidential Information Invention Assignment and Arbitration Agreement dated in or around July 2, 2021 (the “Inventions Agreement”).

B.Executive will remain an employee through December 31, 2022 (the “Separation Date”) and Executive is delivering this Agreement in accordance with Section 8(a) of the Employment Agreement.

C.The Parties also intend to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or termination of his employment with the Company.

AGREEMENT

1.    Separation from Employment. Executive will remain an employee until the Separation Date. Company will pay Executive all wages earned by Executive through the Separation Date as contemplated below. Executive acknowledges that, except as set out herein, the Company owes no other commissions, wages, bonuses, vacation pay, sick pay, or benefits to Executive. This Agreement is intended to settle, resolve and release any and all claims stemming from or related to Executive’s employment with Company, Executive’s termination of employment, including, but not limited to, any and all claims for amounts due to Executive from Company in terms of wages, fees, commissions, severance payments, bonuses and/or benefits of any kind.

Benefits until the Separation Date. Executive will continue to receive:

i.his current Base Salary paid in accordance with normal payroll practices;

ii.benefits or compensation as provided under the terms of any executive benefit and compensation agreements or plans applicable to Executive;

iii.unreimbursed business expenses required to be reimbursed to Executive; and

Edgio Confidential Information

iv.rights to indemnification Executive may have under the Company’s Certificate of Incorporation, Bylaws, this Agreement, and/or the Indemnity Agreement, as applicable.

2.    Consideration. In addition to the benefits set forth in Paragraph 1 of this Agreement, and for, and in consideration of, the covenants, promises and releases by Executive in this Agreement, and subject to compliance with any and all prerequisites expressly set forth herein including without limitation Executive’s continued compliance with the restrictive covenants set forth in the Employment Agreement and Inventions Agreement, and this Agreement becoming effective and irrevocable in accordance with Section 6 below, Company agrees to pay Executive the amounts described herein.

Contingent Benefits Following the Separation Date. Executive will further receive, commencing immediately following the Separation Date:

i.continued payment of Executive’s Base Salary (subject to applicable tax withholdings) for twelve (12) months from the Separation Date, such amounts to be paid in accordance with the Company’s normal payroll policies;

ii.the actual earned annual cash incentive, if any and as approved by the Board, payable to Executive for the year ended December 31, 2022;

iii.reimbursement for premiums paid for continued health benefits for Executive (and any eligible dependents) under the Company’s health plans until the earlier of (i) twelve (12) months after the Separation Date, payable when such premiums are due (provided Executive validly elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”)), or (B) the date upon which Executive and Executive’s eligible dependents become covered under similar plans. Executive acknowledges that he will not receive any payment for accrued and unused vacation and waives any right thereto that may exist.

Subject to IRC section 409A, the cash incentive described in subsection (ii) above will be paid in a lump sum on the later of (a) the date on which the Company makes the final payment to participants of the 2022 Management Bonus Plan, but in no event will be paid later than March 15, 2023, or (b) within seven (7) days following the effective date of the Release referenced in Section 7 below. Any amounts above will only be paid following the effective date of the Release referenced in Section 6 below. Executive acknowledges that he will not receive any payment for accrued and unused vacation and waives any right thereto that may exist.

3.    Other Benefits. Executive’s participation in the Company’s group medical and dental programs ceases on the Separation Date, subject to Executive’s right to continue his health insurance under COBRA. Executive must elect to receive COBRA if he wants continuation coverage under the Company’s group health benefits programs.  Executive’ right to COBRA and the time for electing COBRA and making the required COBRA payments will be explained in a separate COBRA notice package. Also, as of the Separation Date, Executive is no longer eligible to participate in any other benefit programs offered by the Company, including, but not limited to, vacation, 401(k) plan, short-term and long-term disability, accidental death and dismemberment and life and dependent life insurance programs.

Edgio Confidential Information

4.    Equity Awards. All equity awards unvested as of the end of the Separation Date will be forfeited on that date. Executive will be entitled to exercise outstanding vested options until the first to occur of: (i) the date that is six (6) months following the Separation Date, or (ii) the applicable scheduled expiration date of such award as set forth in the award agreement. For purposes of clarity, the term “expiration date” shall be the scheduled expiration of the option agreement and not the period that Executive shall be entitled to exercise such option.

5.    Confidentiality. Executive reaffirms and agrees to observe and abide by the terms of the Inventions Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information.

6.    Full General Release of Claims. Executive, for himself, his marital community, and his heirs, successors and assigns, irrevocably and unconditionally releases and forever discharges Edgio, Inc., its parents, subsidiaries and affiliates, and all of their successors, assigns, officers, directors, representatives, agents, employees, associates, and all other persons acting for or on behalf of any of them, from any and all claims, complaints, liabilities, obligations, promises, agreements, damages, causes of action, costs, losses, debts and expenses of every kind, in law or in equity, whether known or unknown, foreseen or unforeseen, from the beginning of time to the date of this Agreement, including any and all claims in connection with Executive’ employment with the Company and separation from employment with the Company. Except as otherwise expressly provided herein, this general release is a full and final bar to any claims Executive may have against the Company, including, without limitation, any claims:

(a)arising from Executive’ pay, bonuses, vacation, or any other employee benefits, and other terms and conditions of employment or employment practices of the Company;

(b)relating to stock options, whether pursuant to a stock option plan, agreement or otherwise;

(c)relating to any claims for punitive, compensatory, and/or retaliatory discharge damages; back and/or front pay claims and fringe benefits; or payment of any attorneys’ fees for Executive; arising under the Civil Rights Acts of 1866, 1871, and 1991; Title VII of the Civil Right Act of 1964; 42 U.S.C. §1981; the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act; the Rehabilitation Act; the Americans with Disabilities Act; the Fair Labor Standards Act; the Equal Pay Act; the Occupational Safety and Health Act of 1970; the Family and Medical Leave Act; the Consolidated Omnibus Benefit Reconciliation Act of 1985; violations of any local, state or federal discrimination or harassment law based on race, sex, age, disability, pregnancy or any other category protected by law; wrongful termination; all equitable claims and all common law claims, including but not limited to breach of express and implied-in-fact contract, breach of the covenant of good faith and fair dealing, intentional and negligent infliction of emotional distress, defamation, invasion of privacy, breach of employment contract, fraud or negligent misrepresentation, intentional interference with contractual relations and prospective economic advantage, personal injury, assault, battery, invasion of privacy, retaliatory discharge, constructive discharge, negligent or intentional infliction of emotional distress, any other tort (as any of these laws may have been amended); any claim for wages, benefits, salary, commissions or bonuses; or which arise out of or are in any way connected with any loss, damage or injury whatsoever resulting from any act committed or omission made prior to the Effective Date.

(d)or any other federal, state, or local labor, employment, or anti-discrimination laws; and/or

Edgio Confidential Information

(e)based on any contract, tort, whistleblower, personal injury, or wrongful discharge theory.

Notwithstanding anything to the contrary herein, Executive does not release, and expressly retains, the following rights: (i) rights under this Agreement (including without limitation, rights under the Employment Agreement that are expressly retained by this Agreement); and (ii) Indemnification Rights. Except as otherwise expressly set forth herein, the parties intend that the release of claims in this Agreement extend to all claims Executive may have whether known or unknown. The Parties acknowledge that the consideration set forth in Section 2 above supports this general release of claims and, for the avoidance of doubt, Executive’s continued employment between the date this Agreement is executed and the Separation Date is not conditioned on Executive’s release of claims.
7.    Acknowledgment of Waiver of Claims under the Age Discrimination in Employment Act (ADEA). Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement and agrees that any non-material change to the terms herein from the date of first offer to the Effective Date do not re-start, extend, or interrupt the 21 day consideration period; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until signed by Executive, and until after the revocation period has expired (the “Effective Date”); and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8.    Voluntary Action. Executive acknowledges that he has read each paragraph of this Agreement and understands his rights and obligations. Executive further acknowledges and agrees that: (a) this Agreement is written in a manner understandable to him; (b) this Agreement is granted in exchange for consideration which is in addition to anything of value to which Employee is otherwise entitled; (c) he has been given a reasonable opportunity to consider and review this Agreement and consult with an attorney of his choice; and (d) his signature on this Agreement is knowing and voluntary.

9.    Return of Confidential Information and Physical and Intellectual Property. On the Separation Date, Executive shall return to Company all Company property and confidential and proprietary information including, but not limited to, computer(s), files, documents, passcodes, documents, designs, plans and any and all other Company property, confidential or proprietary information in any form or medium. In addition, Executive agrees that he will, upon Edgio’s request, provide reasonable written certification to Edgio that he has complied with this provision.

Edgio Confidential Information

10.    Miscellaneous.

(a)     Entire Agreement. This Agreement contains the entire agreement between Executive and the Company relating to the subject matter hereof, and all prior agreements, negotiations and representations in regard to the subject matter are replaced by this Agreement. This Agreement may only be changed by a written amendment signed by Executive and an authorized representative of Edgio.

(b)     No Admission. The Company and Executive agree that the consideration, covenants and releases herein are not to be construed as an admission of liability by the Company or Executive. The parties specifically disclaim any liability to the other or to any other person or entity.

(c)     Severability. Any ruling of invalidity, illegality, or unenforceability of any provision of this Agreement will not affect any other provision of this Agreement, which shall remain in full force and effect. Nor will any ruling of invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement, or any portion thereof, is held to be invalid, illegal, or unenforceable in any respect, this Agreement shall be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein.

(d)     Effect of Waiver. The failure of either party at any time to require performance of any provision of this Agreement will in no manner affect the right to enforce the same.

(e)     Binding Nature. This Agreement will be binding upon the Company and Executive and will inure to the benefit of any successor or successors of the Company. This Agreement is not assignable by Executive, except in the case of death or permanent and total disability, and then, only to the extent that Executive’ estate or guardian shall be entitled to receive the consideration to be paid under Paragraph 2 of this Agreement.

(f)     Equitable Remedy/Enforcement. The parties agree that money damages would not be a sufficient remedy for any breach of the confidentiality and non-disclosure and non-disparagement provisions herein, and that the non-breaching party in such case will be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any such breach, and alleged breaching party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. Such remedy will not be deemed to be the exclusive remedy for non-breaching party, but will be in additional to all other remedies available to that party at law or in equity.

(g)     Headings. The section headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)     Construction. The Company and Executive have jointly participated in the negotiation of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it was drafted jointly by the Company and Executive and no presumptions or burdens of proof shall arise favoring any party by virtue of authorship of this Agreement.

(i)     Notice. Any notice, request, statement, information or other document to be given to either party by the other must be in writing and delivered as follows:

11811 N. Tatum Blvd, Suite 3301

Edgio Confidential Information

Phoenix, Arizona 85028
Attn: Chief Legal Officer

If to Executive:
Last residential address provided by Executive to the Company’s HR Department

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of a change of address.

(j)     Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona, without regard to its choice of law rules. Any action brought in connection with this Agreement will be brought in accordance with the arbitration provisions of the Inventions Agreement, and if for any reason such provisions are not enforceable then any action in connection with this Agreement will be brought a court sitting in Maricopa County, Arizona, and the parties agree to submit to the jurisdiction of such court(s). THE PARTIES HEREBY WAIVE THEIR RIGHT, IF ANY, FOR CLAIMS, DEFENSES, AFFIRMATIVE DEFENSES, COUNTERCLAIMS OR SET-OFF HEREUNDER TO BE HEARD BY A JURY.

(k)    Liability for Breach. Should either party be required to bring formal action to enforce the terms herein, the prevailing party shall be awarded its reasonable costs and attorneys’ fees in such action, in addition to all other legal and equitable remedies available to it.

(l)     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Electronic and/or facsimile copies will count as originals.

IN WITNESS WHEREOF, the Company and Executive signify agreement with the terms herein and have executed this Separation Agreement and Release of Claims effective on the date set forth in Section 6 above.

Executive: Eric Armstrong

/s/ Eric Armstrong

Date:     12/14/2022

Edgio, Inc.

By:     /s/ Robert Lyons
Print Name: Robert Lyons
Title: Chief Executive Officer
Date:    12/14/2022

Edgio Confidential Information